UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2006

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of	Commission File Number	(I.R.S Employer
Incorporation or organization)		Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Qualified Employee Stock Purchase Plan of General Communication, Inc. (the “Plan”) entered into a blackout period on December 22, 2006 due to a January 1, 2007 change in its recordkeeper and asset trustee. As a result of this change, Plan participants are unable to direct or diversify investments in their individual accounts, and are unable to obtain a loan, withdrawal or distribution from the Plan.

The blackout applies to all participant balances in the Plan, including General Communication, Inc. Class A and Class B common stock. The blackout period is expected to end during the week of January 14, 2007. Inquiries about the blackout period should be directed to Alfred Walker, Plan Administrator, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 (907) 868-5628.

Section 8 – Other Events

Item 8.01 Other Events

GCI, Inc.’s parent company General Communication, Inc. issued a press release on December 29, 2006 commenting on the Federal Communications Commission’s Anchorage forbearance decision. A copy of the press release is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired: Not Applicable

(b) Pro forma financial information: Not Applicable

(c) Exhibit:

99.1 Press release issued by General Communication, Inc. on December 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: December 29, 2006

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and
Director
(Principal Financial and
Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by General Communication, Inc. on December 29, 2006